As filed with the Securities and Exchange Commission on July 22, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         MERISTAR HOTELS & RESORTS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        15-0379982
          --------                                        ----------
     (State of incorporation                              (IRS Employer
                                                          Identification No.)

 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C.                   20007
 ---------------------------------------------                   -----
   (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

COMMON STOCK, PAR VALUE                           NEW YORK STOCK EXCHANGE
$0.01 PER SHARE

RIGHTS TO PURCHASE SERIES A PREFERRED             NEW YORK STOCK EXCHANGE
STOCK


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. []

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Information with respect to the Common Stock of the Registrant and the rights to purchase Series A Preferred Stock of the Registrant is incorporated herein by reference to the section captioned "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (File No. 333-49881), as such may be amended (including by any prospectus filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended).

ITEM 2. EXHIBITS.

        The securities to be registered are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. In accordance with Part II of the instructions as to exhibits on Form 8-A, the following shall be filed with the New York Stock Exchange:

        1. The Registrant's Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-49881) filed with the Securities and Exchange Commission on June 22, 1998.

        2.    The Restated Certificate of Incorporation of the Registrant.

        3.    The By-Laws of the Registrant.

        4.    Specimen certificate for the Registrant's Common Stock.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MERISTAR HOTELS & RESORTS, INC.


                                    By: /s/ James A. Calder
                                        -------------------
                                        Name:   James A. Calder
                                        Title: Chief Financial Officer


Dated:  July 22, 1998